For Immediate Release

8x8, Inc. Announces Record Third Quarter Fiscal 2012 Results

Quarterly Revenue Increases 31% Year-over-Year to $23.3 Million and
Net Income Increases 73% to $2.6 Million, or $0.04 per share

SUNNYVALE, Calif., -- January 18, 2012 -- 8x8, Inc. (NASDAQ: EGHT), provider of innovative business communications and cloud computing solutions, today reported record financial results for the third quarter of fiscal 2012, the period ended December 31, 2011.

Total revenue for the third quarter of fiscal 2012 was $23.3 million, a 31% increase compared to the same period last year and a 17% sequential increase compared to revenue of $19.8 million in the prior quarter. Total revenue from business customers, including hosted communications service revenue as well as cloud data revenue, grew 42% year-over-year and represented 93% of total revenue.

Net income for the third quarter grew 73% vs. the same period last year to $2.6 million or $0.04 per share. Operating income was $2.6 million in the third quarter of fiscal 2012, an 80% increase compared to $1.4 million in the same period last year. Depreciation, amortization and stock-based compensation expenses were approximately $385,000, $357,000 and $418,000, respectively.

Hosted service margin from recurring revenue remained strong at 77% and capital expenditures as a percentage of total revenue was 2.3%.

Business customer churn decreased to a record low of 2.0%, compared to a churn rate of 2.2% in the same period last year and 2.1% in the prior period. The Company ended the quarter with 27,677 business customers. The average new customer added during the December quarter purchased 14.1 services.

"We continue to see robust and accelerating growth in new business revenue, while simultaneously reducing churn, and this is contributing to strong overall organic growth across all segments of our business," said 8x8 Chairman & CEO Bryan Martin. "The acquisition of Contactual, which was completed at the end of the September quarter, has rounded out our portfolio of cloud communications services extremely well and now gives us the ability to better serve the needs of larger customers with both on-site and distributed call center operations. I am especially encouraged by the momentum we are seeing on the hosting side of our business and the continued success we are experiencing winning larger businesses and government organizations that are moving toward cloud-based solutions."

As of December 31, 2011, the Company had $21.9 million in cash, cash equivalents and investments compared to $19.1 million on September 30, 2011.

Q3FY'12 Business Highlights:

  Record overall revenue of $23.3 million, up 31% compared to the same period last year

  42% year-over -year increase in revenue from business customers representing 93% of total revenue

  Net income of $2.6 million or $0.04 per share, compared to $1.5 million, or $0.02 per share, for the same period last year

  Business customer average service revenue of $239 per month, compared to $207 in the prior quarter

  Average services of 14.1 for new customers and 9.4 across the entire customer base, compared to 12.4 and 9.0, respectively, in the prior quarter

  New monthly recurring revenue (MRR) from 8x8 cloud data services sold during the quarter comprised 10% of total new MRR and represented 3.2% of total revenue

  Record low churn of 2.0% vs. 2.1% in the prior quarter

  Business subscriber acquisition cost decreased to $92 per service, compared to $101 in the prior quarter and $99 in the same period last year

  Launched new Virtual Office Account Manager web portal to streamline subscribers' customization and management of their 8x8 cloud communications services

  Announced partnership with AT&T to deliver AT&T Call International mobile VoIP calling service

  Introduced new Windows Cloud Server hosting solution for businesses on Windows-based networks and provisioned first VBlock customer for our enterprise VMWare-based solution

Management will host a conference call to discuss these results and other matters related to the Company's business today, January 18, 2012, at 4:30 p.m. ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID 37639647) (404) 537-3406, international (Conference ID 37639647)
Webcast:	http://investors.8x8.com/
Additional presentation materials:	http://virtualmeeting.8x8.com/Q3FY2012Earnings

About 8x8, Inc.

8x8, Inc. (NASDAQ: EGHT) is a leading provider of cloud communications and computing solutions. With a portfolio of SaaS and IaaS solutions encompassing hosted IP-PBX, contact center, unified communications, video web conferencing, managed dedicated hosting, virtual private servers and more, 8x8 is uniquely positioned as a business' one-stop shop for everything cloud. 8x8 has been delivering cloud services since 2002 and has garnered a reputation for technological excellence and outstanding reliability, backed by a commitment to exceptional customer support. 8x8 customers include small to medium sized businesses, distributed enterprise organizations and government agencies. For additional information, visit www.8x8.com, or connect with 8x8 on Facebook and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NOTE: 8x8, the 8x8 logo, 8x8 Virtual Office and 8x8 Virtual Office Pro are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

# # #

Investor Relations Contact:
Joan Citelli
jcitelli@8x8.com
(408) 654-0970

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Service revenues	$21,200	$16,664	$56,234	$48,098
Product revenues	2,078	1,114	5,370	3,881
Total revenues	23,278	17,778	61,604	51,979

Operating expenses:
Cost of service revenues	4,890	3,819	12,764	10,790
Cost of product revenues	2,584	1,840	7,467	5,897
Research and development	1,955	1,131	4,902	3,628
Selling, general and administrative	11,297	9,570	31,448	27,453
Total operating expenses	20,726	16,360	56,581	47,768
Income from operations	2,552	1,418	5,023	4,211
Other income, net	49	78	58	112
Income on change in fair value of warrant liability	-	-	-	167
Income before provision for income taxes	2,601	1,496	5,081	4,490
Provision (benefit) for income taxes	15	-	(284)	7
Net income .	$2,586	$1,496	$5,365	$4,483

Net income per share:
Basic	$0.04	$0.02	$0.08	$0.07
Diluted	$0.04	$0.02	$0.08	$0.07

Weighted average number of shares:
Basic	69,445	63,281	65,165	63,365
Diluted	73,214	66,873	69,013	65,622

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,		March 31,
	2011		2011
ASSETS
Current assets
Cash and cash equivalents	$20,004		$16,474
Restricted cash	28		-
Investments	1,912		1,927
Accounts receivable, net	1,917		863
Inventory	539		2,105
Other current assets	948		707
Total current assets	25,348		22,076
Property and equipment, net	3,483		2,398
Other assets	37,776	(1)	2,110
Total assets	$66,607		$26,584

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,481		$4,551
Accrued compensation	3,296		1,722
Accrued warranty	396		362
Deferred revenue	1,013		835
Other accrued liabilities	3,164		3,214
Total current liabilities	12,350		10,684

Other liabilities	400		39
Total liabilities	12,750		10,723

Total stockholders' equity	53,857		15,861
Total liabilities and stockholders' equity	$66,607		$26,584

(1) The year to date change in other assets includes purchase accounting increases to goodwill of $22.7 million and intangibles of $11.2 million from the acquisition of Contactual, Inc.

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$5,365	$4,483
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,532	960
Stock-based compensation	1,013	228
Change in fair value of warrant liability	-	(167)
Deferred income tax benefit	(336)	-
Other	130	57
Changes in assets and liabilities:
Accounts receivable, net	(642)	(231)
Inventory	1,596	(458)
Other current and noncurrent assets	405	(75)
Deferred cost of goods sold	(6)	2
Accounts payable	(2,059)	1,272
Accrued compensation	319	239
Accrued warranty	34	86
Accrued taxes and fees	(396)	301
Deferred revenue	(75)	(271)
Other current and noncurrent liabilities	(472)	548
Net cash provided by operating activities	6,408	6,974

Cash flows from investing activities:
Purchases of property and equipment	(1,743)	(1,891)
Purchases of investment	-	(2,000)
Purchase of strategic investment	-	(315)
Acquisition of businesses, net of cash acquired	(713)	(998)
Sale of property and equipment	-	2
Net cash used in investing activities	(2,456)	(5,202)

Cash flows from financing activities:
Capital lease payments	(273)	(28)
Repurchase of common stock	(1,038)	(4,026)
Buyback of employee stock options	-	(101)
Proceeds from exercise of warrants	-	880
Proceeds from issuance of common stock, net of issuance costs	(60)	278
Proceeds from issuance of common stock under employee stock plans	949	1,755
Net cash used in financing activities	(422)	(1,242)
Net increase in cash and cash equivalents	3,530	530

Cash and cash equivalents at the beginning of the period	16,474	18,056
Cash and cash equivalents at the end of the period	$20,004	$18,586

8x8, Inc.
Selected Operating Statistics

	FQ311	FQ411	FQ112	FQ212	FQ312
Gross business customer additions (1)	2,798	3,009	2,897	3,176	2,836
Gross business customer cancellations (less cancellations within 30 days of sign-up)	1,524	1,645	1,593	1,620	1,642
Business customer churn (less cancellations within 30 days of sign-up) (2)	2.2%	2.3%	2.1%	2.1%	2.0%
Total business customers (3)	23,251	24,385	25,455	26,727	27,677

Business customer average monthly service revenue per customer (4)	$ 209	$ 204	$ 200	$ 207	$ 239

Overall service margin	77%	78%	78%	77%	77%
Overall product margin	-65%	-73%	-53%	-45%	-24%
Overall gross margin	68%	67%	67%	66%	68%

Business subscriber acquisition cost per service (5)	$ 99	$ 91	$ 89	$ 101	$ 92
Average number of services subscribed to per business customer	7.8	8.0	8.4	9.0	9.4
Business customer subscriber acquisition cost (6)	$ 768	$ 725	$ 743	$ 906	$ 867

(1)

Includes 49 and 250 customers acquired in the first quarter of fiscal 2011 and second quarter of 2012 from Central Host, Inc. and Contactual, Inc., respectively, and does not include customers of Virtual Office Solo or Zerigo, Inc. ("Zerigo").

(2)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30 day trial) during that period by the simple average number of business customers during the period and dividing the result by the number of months in the period. The simple average number of business customers during the period is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(3)

Business customers are defined as customers paying for service. Customers that are currently in the 30 day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo or Zerigo services are not included as business customers.

(4)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(5)

Business subscriber acquisition cost per service is defined as the combined costs of advertising, marketing, promotions, commissions and equipment subsidies for business services sold during the period divided by the number of gross business services added during the period.

(6)	Business customer subscriber acquisition cost is business subscriber acquisition cost per service times the average number of services subscribed to per business customer.